FORM OF

AMENDMENT NO. 2, DATED SEPTEMBER ____, 2006,

TO SCHEDULE II OF FOREIGN CUSTODY MANAGER AGREEMENT BETWEEN OLD MUTUAL ADVISOR FUNDS AND THE BANK OF NEW YORK

DATED DECEMBER 28, 2005

Specified Countries

Old Mutual Clay Finlay China Fund

Shenzhen
Shanghai
Hong Kong
US-DTC
Euroclear
Singapore

Old Mutual Clay Finlay Emerging Markets Fund

US-DTC
Euroclear
Brazil
China-Shenzhen
China-Shanghai
Czech Republic
Hungary
India
Indonesia
Israel
Malaysia
Mexico
Philippines
Poland
Russia
South Africa
South Korea
Taiwan
Thailand
Turkey

Old Mutual International Equity Fund

Austria
Belgium
Denmark
Finland
France
Germany
Great Britain
Greece

Ireland
Italy
Netherlands
Norway
Portugal
Spain
Sweden
Switzerland
Japan
Australia
New Zealand
Singapore
Hong Kong
US-DTC (ADR's only)
Euroclear
Brazil
China-Shenzhen
China-Shanghai
Czech Republic
Hungary
India
Indonesia
Israel
Malaysia
Mexico
Philippines
Poland
Russia
South Africa
South Korea
Taiwan
Thailand
Turkey

Old Mutual Analytic Global Defensive Equity Fund

Australia
Austria
Belgium
Canada
Denmark
Finland
France
Germany
Greece
Hong Kong
Ireland
Italy

Japan
Netherlands
New Zealand
Norway
Portugal
Singapore
Spain
Sweden
Switzerland
New Zealand
United Kingdom
United States

Old Mutual Analytic VA Global Defensive Equity Portfolio

Australia
Austria
Belgium
Canada
Denmark
Finland
France
Germany
Greece
Hong Kong
Ireland
Italy
Japan
Netherlands
New Zealand
Norway
Portugal
Singapore
Spain
Sweden
Switzerland
New Zealand
United Kingdom
United States

OLD MUTUAL ADVISOR FUNDS	THE BANK OF NEW YORK

By:	By:
Name:	Name:
Title:	Title: